UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 26, 2012

Warwick Valley Telephone Company

(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick, New York	10990
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	845-986-8080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2010, Warwick Valley Telephone Company (the “Company”) notified The NASDAQ OMX Group of its decision to transfer the listing of its common stock from the NASDAQ Global Market to the NYSE MKT.

The Company issued a press release on the same day announcing the transfer of the listing. The press release is attached to this Form 8-K as Exhibit 99.1.

Item 8.01	Other Events.

On November 1, 2012, the Company began implementing the restructuring of its operations, as previously announced. As a result of the restructuring, substantially all of the Company’s assets and liabilities primarily associated with its local telephone business are being contributed to its wholly-owned subsidiary, Warwick Valley Telephone Restructuring Company LLC (“Telephone Sub”). The Company will continue to hold ownership interests in its subsidiaries and the Company’s limited partnership interest in the Orange County-Poughkeepsie Limited Partnership, but will no longer be regulated by the New York Public Service Commission and New Jersey Board of Public Utilities. Telephone Sub will operate the Company’s regulated local telephone business and the Company will be an unregulated holding company providing cloud-based communications and local telephone services through its subsidiaries. Since the operations, assets and liabilities of Telephone Sub will be consolidated with the Company’s financial results, the restructuring will not significantly impact the Company’s results of operations or financial condition.

On November 1, 2012, the Company issued a press release announcing this update on the restructuring of its operations. The press release is attached to this Form 8-K as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 26, 2012

99.2	Press Release dated November 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

Dated: November 1, 2012	By:	/s/ Duane W. Albro
Duane W. Albro
Chief Executive Officer